Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Barry E. Stewart

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports First Quarter 2006Financial Results

ORLANDO, Fla.—(BUSINESS WIRE)—May 4, 2006—Rotech Healthcare Inc. (NASDAQ:ROHI) (the “Company”) today reported net revenues for the quarter ended March 31, 2006 were $132.5 million versus net revenues of $123.3 million for the quarter ended March 31, 2005. The Company reported a net loss of $2.9 million for the quarter ended March 31, 2006 as compared to a net loss of $3.0 million for the quarter ended March 31, 2005. Fully diluted net loss per share was $0.12 for both quarters ended March 31, 2006 and 2005.

The financial results for the current year were negatively impacted by Medicare reimbursement reductions for respiratory medications, specifically, from reductions to nebulizer medication dispensing fees and certain nebulizer medications such as compounded budesonide. The combined effect of these two items for the quarter was a reduction of recorded revenues of approximately $11.25 million.

Respiratory therapy equipment and services revenues represented 87.8% of total revenue for the quarter ended March 31, 2006 versus 88.3% for the quarter ended March 31, 2005. Durable medical equipment revenues represented 11.2% of total revenue for the quarter ended March 31, 2006, versus 10.7% for the same period last year.

EBITDA was $20.2 million for the quarter ended March 31, 2006 as compared to $19.9 million for the quarter ended March 31, 2005. The Company views earnings before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not determined in accordance with generally accepted accounting principles and thus susceptible to varying calculations. The benchmarks as presented may not be comparable to other similarly titled measures of other companies.

Set forth below is a reconciliation of Net Earnings to EBITDA:

	For the three months ended
	March 31, 2005	March 31, 2006
Net (loss)	$(2,953)	$(2,907)
Income tax (benefit)	(2,052)	(1,693)
Interest expense, net	7,842	8,380
Depreciation and amortization	17,040	16,377

EBITDA	$19,877	$20,157

Philip L. Carter, President and Chief Executive Officer, commented, “The Company reported solid growth numbers related to patients in both oxygen and nebulizer medications, growing the patient base by 4% over the fourth quarter of 2005, and 14% over the first quarter of 2005. Nebulizer medication revenue was affected by the potential compounded budesonide rate decreases by approximately $7.5 million in the first quarter of 2006.”

As of March 31, 2006, the Company is not in compliance with the fixed charge ratio in its credit agreement. The Company is currently negotiating with its lenders to obtain a waiver or amendment to the credit agreement and anticipates obtaining such an amendment or waiver. If it does not, the non-compliance will become a technical default when the Company files its Form 10-Q for the first quarter. As of May 2, 2006, under its revolving credit facility, the Company had $19.0 million outstanding, $12.7 million committed under letters of credit and $43.3 million available. Additionally, as of May 2, 2006, the Company had $42.1 million outstanding under its term loan facilities.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 485 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to the risks, uncertainties and assumptions associated with: changes in budesonide reimbursement and other reimbursement policies as well as other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid, including, without limitation, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the uncertainties relating to inhalation drug reimbursement; the collectibility of the Company’s accounts receivable; healthcare reform and the effect of changes in federal and state healthcare regulations generally; compliance with various settlement agreements and corporate compliance programs established by the Company; compliance with confidentiality requirements with respect to patient information; and other factors as described in the “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, which may cause actual future results to differ materially from those expressed in our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, beliefs, projections or expectations only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Rotech Healthcare, Inc.

Financial Summary

(In thousands except share and per share data)

	For the three months ended
	March 31, 2005	March 31, 2006
	(unaudited)	(unaudited)

Net revenues	$123,253	$132,474
Cost and expenses:
Cost of net revenues including patient service equipment depreciation(1)	39,153	43,551
Selling, general and administrative	72,115	76,032
Provision for doubtful accounts	4,718	4,089
Depreciation expense	4,244	4,651
Amortization expense	245	344

Operating income	2,778	3,807
Interest and other expense	7,783	8,407

Loss before income taxes	5,005	4,600
Federal and state income tax benefit	2,052	1,693

Net loss	$2,953	$2,907
Accrued dividends on redeemable preferred stock	113	113

Net loss available for common stockholders	$3,066	$3,020
Loss per common share—basic	$0.12	$0.12

Loss per common share—diluted	$0.12	$0.12

Weighted average shares outstanding—basic	25,341,449	25,417,270

Weighted average shares outstanding —diluted	25,341,449	25,417,270

(1)	The costs and expenses related to certain respiratory services and pharmacy operations in 2005 have been reclassified to conform to the 2006 presentation.

Rotech Healthcare, Inc.

Selected Balance Sheet Data

(In thousands)

	December 31, 2005	March 31, 2006
	(unaudited)	(unaudited)

Cash	$14,222	$2,270
Accounts receivable, net	75,475	90,854
Current assets	104,433	106,546
Total assets	1,018,684	1,024,857
Total liabilities	443,826	452,590
Stockholders’ equity	569,515	566,812